                                                                       EXHIBIT 8


PRICEWATERHOUSECOOPERS [LOGO]



                  [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]



                                Form of Opinion

The issuance of this opinion is contingent upon the delivery of the representation letters attached as Exhibits A and B and the delivery of the Missouri Attorney General's letter referred to in assumption viii on Page 6 of this opinion.

Mr. John A. O'Rourke
President & CEO
Blue Cross Blue Shield of Missouri
1831 Chestnut Street
St. Louis, MO 63103

Mr. John A. O'Rourke
Chairman, President & CEO
RightCHOICE Managed Care, Inc.
1831 Chestnut Street
St. Louis, MO 63103

The Missouri Foundation For Health
c/o Mr. Paul C. Wilson, Chairperson
221 West High Street
Jefferson City, MO 65101



__________, 2000

Subject:  BCBSMo Settlement Agreement and Plan of Reorganization

Ladies and Gentlemen:

You have requested the opinion of PricewaterhouseCoopers, LLP ("PwC") regarding certain material United States federal income tax consequences of a series of transactions that will be consummated pursuant to the Amended and Restated Settlement Agreement dated January 6, 2000 (the "Settlement Agreement"), by and among, the Attorney General of the State of

PRICEWATERHOUSECOOPERS [LOGO]


Blue Cross Blue Shield of Missouri
RightCHOICE Managed Care, Inc.
The Missouri Foundation For Health
__________, 2000


Missouri, The Missouri Department of Insurance, Blue Cross and Blue Shield of Missouri, a Missouri nonprofit public benefit corporation ("BCBSMo") and RightCHOICE Managed Care, Inc., a Missouri corporation ("RIT"), and the Agreement and Plan of Reorganization (the "Plan") dated as of March 14, 2000, signed in connection with the Settlement Agreement by and among BCBSMo, RIT, The Missouri Foundation For Health, a Missouri nonprofit public benefit corporation (the "Foundation"), and RightCHOICE Managed Care, Inc., a Delaware corporation ("New RIT").

Section I of this letter (the "Tax Opinion Letter") contains the facts and assumptions upon which the opinions are based. Section II of this Tax Opinion Letter contains PwC's opinions. Section III of the Tax Opinion Letter contains limitations on the opinions. All capitalized terms, unless otherwise specified, have the meanings assigned to them in the Settlement Agreement and Plan.

                            I.  FACTS & ASSUMPTIONS

BCBSMo is a Missouri nonprofit non-stock public benefit health services corporation. RIT is a Missouri general business corporation. In 1994, BCBSMo transferred assets and liabilities to RIT in exchange for stock in RIT, and a minority interest in RIT was sold by RIT in a public stock offering.

RIT has two classes of stock outstanding: Class A voting common stock and Class B super-voting common stock. BCBSMo owns all of the outstanding Class B stock, representing approximately 80.1% of the value and 97.6% of the vote of RIT stock. The outstanding Class A stock represents approximately 19.9% of the value and 2.4% of the vote of all outstanding RIT stock and is held predominantly by shareholders other than BCBSMo (the "RIT Public Shareholders"). RIT owns all the outstanding stock of Healthy Alliance Life Insurance Co., a Missouri corporation ("HALIC").

BCBSMo filed a lawsuit against the Missouri Attorney General and the Director of the Missouri Department of Insurance to obtain a judicial declaration that the 1994 reorganization was lawful and asking for an injunction preventing the Missouri Department of Insurance from refusing to renew BCBSMo's certificate of authority to engage in the health insurance business or taking any other action against it to force it into paying a "toll charge" or

                                                                             (2)

PRICEWATERHOUSECOOPERS [LOGO]


Blue Cross Blue Shield of Missouri
RightCHOICE Managed Care, Inc.
The Missouri Foundation For Health
__________, 2000


"charitable asset assessment" or any other fee as a result of the 1994 reorganization./1/ The Attorney General and the Director contested BCBSMo's assertion and filed answers and counterclaims.

The parties agreed to settle the lawsuit. The terms of the settlement are set forth in the Settlement Agreement. Pursuant to the Settlement Agreement, the following transactions have been or will be consummated:

  1.  Transfer and Assumption Transaction:  BCBSMo shall transfer certain
  ---------------------------------------
  assets, liabilities, contracts, and agreements to HALIC with an aggregate value equal to the sum of (i) 100% of the estimated policy liabilities, and
  (ii) an amount, if any, necessary for HALIC to meet reserve requirements.

  2.  Charter Conversion Transaction:  BCBSMo shall amend its Articles of
  ----------------------------------
  Incorporation to convert from a Missouri nonprofit non-stock public benefit corporation to a Missouri for-profit stock corporation ("New BCBSMo"). In the Charter Conversion Transaction, New BCBSMo will issue one share of stock to the Foundation, which then shall be the sole shareholder of New BCBSMo. On January 6, 2000, the Missouri Attorney General and Missouri Department of Insurance caused the Foundation to be created as a new Missouri not-for-profit public benefit corporation. On March 14, 2000, the Foundation incorporated New RIT in Delaware, and New RIT issued one share of stock to the Foundation (the "Prime New RIT Share"), which is, and at all times prior to the Reorganization (defined below) will remain, the sole shareholder of New RIT. The Foundation will apply to the Internal Revenue Service ("IRS") for a determination that it is exempt from federal income tax as a social welfare organization under Section 501(c)(4)./2/

  3.  Reincorporation Merger Transaction: New BCBSMo shall be reincorporated
  --------------------------------------
  under the corporate laws of the State of Delaware by means of a merger of New BCBSMo with and into New RIT in accordance with Missouri and Delaware corporate law, with New RIT

______________________
/1/ Blue Cross and Blue Shield of Missouri vs. Jay Angoff, in his official capacity as the Director of the Missouri Department of Insurance, and the Missouri Department of Insurance, and Jeremiah W. (Jay) Nixon, in his official capacity as the Attorney General of the State of Missouri, in the Circuit Court of Cole County, Missouri, Case No. CV196-619CC, Division 1.
/2/ All Section references are to the Internal Revenue Code of 1986, as amended (the "Code").

                                                                             (3)
  surviving (still as a wholly-owned subsidiary of the Foundation). In the Reincorporation Merger Transaction, the Prime New RIT Share owned by the Foundation shall remain issued and outstanding, and the share of New BCBSMo stock owned by the Foundation will be canceled. New BCBSMo's directors and officers will resign, and New RIT's directors and officers will continue. The Foundation waives any right it may have to dissent to this merger.

  4.  RIT/New RIT Merger Transaction:  RIT shall merge upstream into New RIT in
  ----------------------------------
  accordance with Missouri and Delaware corporate law, with New RIT surviving. Each outstanding share of RIT Class A stock, other than shares for which dissenter's rights have been perfected, will be converted into one share of New RIT stock. All outstanding RIT Class B stock, and any RIT stock held as treasury shares, will be cancelled. The Prime New RIT Share held by the Foundation will be converted into the right to receive a number of shares of New RIT stock equal to the number of RIT Class B shares outstanding prior to the merger. As a result, New RIT will not issue to any party either fractional shares of New RIT stock, or cash in lieu of fractional shares of New RIT stock. Outstanding options for RIT Class A stock will be converted into options for an equal number of shares of New RIT stock. Under the Plan, the Foundation will have the right to receive the New RIT stock issued in the RIT/New RIT Merger Transaction. The Foundation has authorized and directed New RIT to issue all but 4.99% of the shares of New RIT stock issuable in exchange for the one outstanding share of New RIT stock held by the Foundation directly to the trustee of a voting trust (the "Voting Trust") as designated by the Voting Trust and Divestiture Agreement (in the form attached as Exhibit L to the Plan) to be signed at Closing.

  5.  Disposition of the Foundation's Interest in New RIT:  Pursuant to the
  -------------------------------------------------------
  terms of the Plan, all but 4.99% of the shares of New RIT owned by the Foundation will be transferred to the Voting Trust, and all of the shares of New RIT held by the Foundation and the Voting Trust will be liquidated pursuant to the Voting Trust and Divestiture Agreement with the proceeds applied to the purposes stated in the Foundation's charter documents. After the Reorganization (as defined below), New RIT will have certain options and rights of first refusal to repurchase its shares from the Foundation in one or more transactions that may require the prior approval of the Department of Insurance. The Board of Directors of the Foundation independently will decide whether to accept or reject any offer to acquire the

                                                                             (4)

PRICEWATERHOUSECOOPERS [LOGO]


Blue Cross Blue Shield of Missouri
RightCHOICE Managed Care, Inc.
The Missouri Foundation For Health
__________, 2000


   stock of New RIT. No member of the Board of Directors of the Foundation will be an officer, agent, employee, director, or independent contractor of New RIT, or any governmental authority.

   6.  Payment for Public Purpose:  On the Closing Date, but prior to and
   ------------------------------
   separate from the implementation of the Reorganization (as defined below), BCBSMo will pay to the Foundation the amount of $12,780,000 in partial satisfaction of claims by various parties that BCBSMo has a public purpose obligation, which amount is to be used by the Foundation to carry out its stated purpose.

   7.  Payment in Satisfaction of Obligations.  After consummation of the
   ------------------------------------------
   Reorganization (as defined below), New RIT will pay to the Foundation $175,000 in partial satisfaction of any obligation of BCBSMo under the Charter Conversion Transaction.

The Transfer and Assumption Transaction, Charter Conversion Transaction, Reincorporation Merger Transaction, and RIT/New RIT Merger Transaction are collectively referred to as the "Reorganization."

In rendering the PwC opinions in Section II, below, PwC has assumed the following material facts and conclusions:

(i) The Reorganization will be consummated in accordance with the Plan (including satisfaction of all material covenants and conditions to the obligations of the parties without amendment or waiver thereof in any respect prior to the Closing, except the waiver of the following conditions precedent to the Reorganization, as described in Article IV of the Plan, shall not be considered material for purposes of this assumption: 4.01(e) NYSE Listing; 4.02(e) Comfort Letter; 4.03(e) Comfort Letter; 4.04(d) Comfort Letter; 4.05(e) Comfort Letter; 4.02(f) Favorable Ruling; 4.03(f) Favorable Ruling; and 4.05(f) Favorable Ruling).

(ii) Each of BCBSMo, New BCBSMo, RIT, New RIT, the Foundation, and HALIC will comply with all necessary reporting obligations with respect to the Reorganization required under the Code, and the Treasury regulations promulgated thereunder (the

                                                                             (5)

PRICEWATERHOUSECOOPERS [LOGO]


Blue Cross Blue Shield of Missouri
RightCHOICE Managed Care, Inc.
The Missouri Foundation For Health
__________, 2000


       "Regulations").

(iii) The Plan and all other documents and instruments referred to therein are valid and binding in accordance with their terms.

(iv) All statements and representations in the representation letters to PwC from BCBSMo and RIT dated April __, 2000 and from the Foundation dated April __, 2000, are true and correct.

(v) The value of the assets, contracts, and agreements transferred by BCBSMo to HALIC in the Transfer and Assumption Transaction (net of liabilities assumed by HALIC in that transaction) is zero.

(vi) At the time of the Charter Conversion Transaction, the Foundation will have received from the IRS a determination letter that it is a tax exempt entity under Section 501(c)(4).

(vii) BCBSMo is a nonprofit public benefit corporation, and for Missouri law purposes, will be the same legal entity before and immediately after the Charter Conversion Transaction.

(viii) At the time of the Charter Conversion Transaction, BCBSMo will have received from the Missouri Attorney General a letter stating that BCBSMo is a nonprofit public benefit corporation.

(ix) The Foundation will not sell New RIT stock "in connection with" the Reincorporation Merger Transaction to any "related person" as those terms are defined in Treas. Reg. Section 1.368-1(e)(2) and (3).

(x) The Voting Trust was formed for, and its activities will be limited to, the exercise of the voting power of the New RIT stock transferred to it, and the Voting Trust will not be taxable as an association.

                                                                             (6)

PRICEWATERHOUSECOOPERS [LOGO]


Blue Cross Blue Shield of Missouri
RightCHOICE Managed Care, Inc.
The Missouri Foundation For Health
__________, 2000


(xi) The RIT Public Shareholders did not participate in the negotiation of either the Settlement Agreement or the Plan.

(xii) The Payment for Public Purpose is independent from, and does not represent consideration in, the Reorganization.

                                 II.  OPINION

Based upon and subject to the foregoing material facts and assumptions, as well as the limitations set forth below, our opinions, under presently applicable United States federal income tax law, are as follows:

1. BCBSMo, RIT, HALIC, New RIT, the Foundation, the current RIT Public Shareholders , and the recipients of New RIT common stock in the RIT/New RIT Merger Transaction will not recognize gain or loss pursuant to the Transfer and Assumption Transaction, except that BCBSMo could recognize gain to the extent its basis in any asset transferred differs from its fair value on the date of transfer. However, the gain would be deferred. Section 1.1502-13 of the Regulations.

The foregoing opinion contains a qualification and is also based upon a crucial assumption. The crucial assumption is (v) above.

If Assumption (v) is Correct
----------------------------

If assumption (v) is correct, no gain or loss will be recognized by the RIT Public Shareholders pursuant to the Transfer and Assumption Transaction, and BCBSMo will recognize gain pursuant to the Transfer and Assumption Transaction only if (i) the basis of any asset transferred differs from its fair market value on the date of transfer and (ii) the transfer does not qualify as (a) an exchange under Section 351 or (b) a capital contribution which is treated as tax-free to the contributing shareholder.

                                                                             (7)

PRICEWATERHOUSECOOPERS [LOGO]


Blue Cross Blue Shield of Missouri
RightCHOICE Managed Care, Inc.
The Missouri Foundation For Health
__________, 2000


With regard to Section 351, because BCBSMo receives no stock from RIT or HALIC and because BCBSMo does not own all of the stock of RIT, the IRS could argue that Section 351 does not apply. BCBSMo could argue that Section 351 applies because (S) 1.1502-34 of the Regulations generally allows stock ownership of all members of a consolidated group to be included when determining whether the control requirement of Section 351 is met./3/ However, because there is no authority applying (S) 1.1502-34 of the Regulations in the present context, we are unable to issue an opinion with regard to whether Section 351 will apply. Nevertheless, even if BCBSMo is deemed to recognize gain because its basis in any asset transferred differs from its fair value on the date of transfer in the Transfer and Assumption Transaction, under (S) 1.1502-13 of the Regulations, recognition of such gain would be deferred until the occurrence of certain events such as BCBSMo (or its successor, New RIT), HALIC or the transferred assets leaving the consolidated return group.

If Section 351 does not apply, it may be argued that no taxable gain should be recognized by BCBSMo because the Transfer and Assumption Transaction should be treated as a contribution to capital which would be tax free to the contributing shareholder and the transferee corporation./4/ The argument would be that the contribution of assets and liabilities by BCBSMo to HALIC should be characterized as a series of contributions to capital. The first contribution would be a contribution from BCBSMo to RIT. The second capital contribution would be from RIT to HALIC. This second deemed capital contribution would be from a parent to its wholly owned subsidiary and no gain or loss would be recognized by RIT or HALIC. Again, because BCBSMo does not own all of the stock of RIT, and because there is no authority applying the capital contribution analysis in this context, we are unable to issue an opinion with regard to whether the transaction will be treated as a tax-free contribution to capital. As stated above, if BCBSMo is deemed to recognize gain in the Transfer and Assumption Transaction, it will be deferred.

If the Assumption (v) is Incorrect and the Value of the Transferred Assets
--------------------------------------------------------------------------
Exceeds Liabilities Transferred
-------------------------------

____________________
/3/ Rev. Rul. 89-46, 1989-1 C.B. 272 (which provides that, under certain circumstances, a transfer of assets between members of a consolidated group can qualify under Section 351 even though no shares of the transferee corporation are issued in the exchange).
/4/ CIR v. Fink, 483 U.S. 89 (1987); Section 118.

                                                                             (8)

PRICEWATERHOUSECOOPERS [LOGO]


Blue Cross Blue Shield of Missouri
RightCHOICE Managed Care, Inc.
The Missouri Foundation For Health
__________, 2000


If the Assumption (v) is incorrect and the value of the transferred assets exceeds liabilities transferred, then the IRS could argue that Section 351 does not apply because BCBSMo does not own all of the stock of RIT, and therefore BCBSMo should have received additional shares of RIT or shares of HALIC to reflect the transfer.

If assumption (v) is incorrect and Section 351 does not apply, it may be argued that no taxable gain or income should be recognized by BCBSMo or the RIT Public Shareholders because the Transfer and Assumption Transaction should be treated as a contribution to capital which would be tax free to the contributing shareholder and the transferee corporation, for the same reasons set forth above. As a result of the first contribution described above, the RIT Public Shareholders could be treated by the IRS as receiving an increase in value of their ownership interest in RIT. However, if the capital contribution was in the ordinary course of business, not bargained for by the RIT Public Shareholders, and not mutual consideration to the RIT Public Shareholders of any kind, it could be concluded that no gain should be recognized by the RIT Public Shareholders./5/

If the assumption is incorrect and the Transfer and Assumption Transaction is not treated as a contribution to capital which is tax free to BCBSMo and the RIT Public Shareholders, as discussed in the immediately preceding paragraph, then even if Section 351 does apply to the Transfer and Assumption Transaction, BCBSMo and the RIT Public Shareholders may recognize taxable gain or income. When stock issued (or deemed issued) in a Section 351 transaction is received by shareholders in disproportion to their interests, the entire transaction is given a tax effect in accordance with its true nature./6/ In the instant transaction, the IRS may attempt to recharacterize the transaction as a contribution from BCBSMo to HALIC in return for stock of HALIC in a transaction qualifying under Section 351, but in order to account for BCBSMo's less than 100% ownership interest in RIT, it could treat the stock that is deemed transferred from HALIC to BCBSMo as being transferred to the RIT Public Shareholders by BCBSMo in proportion to their 19.9% ownership interest in RIT. Such a deemed transfer could be treated as a gift (which would not result in income tax), or as compensation or an amount paid to satisfy an obligation, either of which would result in taxable income or gain to

___________________
/5/ CIR v. Fink, 483 U.S. 89 (1987); Treas. Reg. 1.351-1(b)(1).  See PLR 9836004
(Sept. 4, 1998). PLRs are not precedential authority but indicate how the IRS has treated another transaction with similar facts.
/6/ Treas. Reg. 1.351-1(b)(1).

                                                                             (9)

PRICEWATERHOUSECOOPERS [LOGO]


Blue Cross Blue Shield of Missouri
RightCHOICE Managed Care, Inc.
The Missouri Foundation For Health
__________, 2000


the RIT Public Shareholders and BCBSMo./7/ However, because the RIT Class A stock is publicly traded, and if (i) the RIT Public Shareholders did not participate in the negotiation of either the Settlement Agreement or the Plan and (ii) the RIT Public Shareholders did not receive mutual consideration of any kind for any increased value in the RIT Class A shares, the parties could argue that the Transfer and Assumption Transaction should not be taxable./8/ Again, we are unable to opine as to whether this argument would prevail.

2. The Charter Conversion Transaction should be treated as a recapitalization under Section 368(a)(1)(E).

3. The Foundation should not recognize gain or loss in the Charter Conversion Transaction. Section 354.

4. Neither BCBSMo nor New BCBSMo will recognize gain or loss in the Charter Conversion Transaction. Section 1032.

5. The Reincorporation Merger Transaction will qualify as a reorganization under Section 368(a).

6. New BCBSMo, New RIT, and the Foundation will not recognize gain or loss in the Reincorporation Merger Transaction. Sections 361, 1032 and 354.

7. The tax basis of the New BCBSMo assets received by New RIT in the Reincorporation Merger Transaction will be the same as the tax basis of those assets in the hands of New BCBSMo. Section 362(b).

8. The holding period of the New BCBSMo assets received by New RIT in the Reincorporation Merger Transaction will include the holding period for those assets in the hands of New BCBSMo. Section 1223(2).

9.   The RIT/New RIT Merger Transaction will qualify as a reorganization under
     Section 368(a) and also will be a liquidation under Sections 332 and 337.

__________________
/7/ BCBSMo would recognized taxable gain if the value of the RIT or HALIC stock transferred (or deemed transferred) to the RIT Class A shareholders exceeds BCBSMo's basis in that stock.
/8/ See Treas. Reg. Section 1.351-1(b)(1); Rev. Rul. 76-454, 1976-2 C.B. 102
(non-pro rata Section 351 exchange); Rev. Rul. 73-233, 1973-1 C.B. 179 (majority shareholder contributed shares to the corporation to induce the minority shareholders to participate in the merger); Rev. Rul. 79-10, 1979-1 C.B. 140 (non-pro rata liquidation).

                                                                            (10)

PRICEWATERHOUSECOOPERS [LOGO]


Blue Cross Blue Shield of Missouri
RightCHOICE Managed Care, Inc.
The Missouri Foundation For Health
__________, 2000


10. RIT will not recognize gain or loss on the transfer of all of its assets and liabilities to New RIT in the RIT/New RIT Merger Transaction. Sections 337(a), 357(a), and 361(a).

11. No gain or loss will be recognized by New RIT on the receipt of property distributed in complete liquidation of RIT in the RIT/New RIT Merger Transaction. Sections 332(a) and 1032.

12. The shareholders of RIT Class A stock will not recognize gain or loss upon the exchange of RIT Class A stock solely for New RIT stock in the RIT/New RIT Merger Transaction. Section 354(a).

13. The aggregate tax basis of the New RIT stock received by the shareholders of the RIT Class A stock in the RIT/New RIT Merger Transaction will equal the aggregate basis of the respective RIT Class A stock exchanged therefor, reduced by any amount allocable to any fractional share interest, if any, for which cash is received. Section 358.

14. Provided that the RIT Class A stock is held by a holder as a capital asset at the RIT/New RIT Merger Effective Time, the holding period of the New RIT stock received by the holder of the RIT Class A stock in the RIT/New RIT Merger Transaction will include the holding period of the RIT Class A stock. Section 1223.

15. The Foundation will not recognize gain or loss in the RIT/New RIT Merger Transaction.

16. The aggregate tax basis of the New RIT stock received by the Foundation in the RIT/New RIT Merger Transaction will equal the aggregate basis of the Prime New RIT Share exchanged therefor. Section 358.

17. Provided that the Prime New RIT Share is held by the Foundation as a capital asset at the RIT/New RIT Merger Effective Time, the holding period of the New RIT stock received by the Foundation in the RIT/New RIT Merger Transaction will include the holding period of the Prime New RIT Share.
     Section 1223.

18. No gain or loss will be recognized pursuant to Section 337(b)(2) or Section 337(d) by BCBSMo, New BCBSMo, RIT, New RIT, the shareholders of any of the foregoing entities, or the Foundation in the Reorganization.

19. The tax basis of the RIT assets received by New RIT in the RIT/New RIT Merger Transaction will be the same as the tax basis of those assets in the hands of RIT. Section 362(b).

                                                                            (11)

PRICEWATERHOUSECOOPERS [LOGO]


Blue Cross Blue Shield of Missouri
RightCHOICE Managed Care, Inc.
The Missouri Foundation For Health
__________, 2000


20. The holding period of the RIT assets received by New RIT in the RIT/New RIT Merger Transaction will include the holding period for those assets in the hands of RIT. Section 1223(2).

                               III.  LIMITATIONS

     1. In rendering our opinions, we have considered applicable provisions of the Code, the Regulations, pertinent judicial authorities, rulings of the IRS and such other tax authorities in effect as of the date of this letter as we considered relevant. It should be noted that such tax authorities are subject to change at any time and, in some circumstances, with retroactive affect. A material change in any of the authorities upon which our opinion is based could adversely affect our opinions. PwC assumes no obligation to update or modify the Tax Opinion Letter to reflect any developments that occur after the date of the Tax Opinion Letter.

     2. The opinions set forth in Section II are based on the accuracy and completeness of the representation letters of BCBSMo and RIT dated April __, 2000 and the Foundation dated April, __, 2000, attached hereto as Exhibits A, and B, as well as the information, documents, facts and assumptions that we have included or referenced in the Tax Opinion Letter.

     3. The opinions set forth in Section II are not binding on the IRS or the courts, and there can be no assurance that the IRS or a court of competent jurisdiction will not disagree with such opinions.

     4. In connection with the opinions set forth in Section II, PwC read copies or originals, certified or otherwise identified, of such documents and records as it has deemed necessary or appropriate for purposes of the opinions set forth in Section II, including the following:

     a.   The Settlement Agreement

     b. Articles of Incorporation of The Missouri Foundation For Health, a Missouri nonprofit public benefit corporation, as filed with the Missouri Secretary of State on January 6, 2000.

                                                                            (12)

PRICEWATERHOUSECOOPERS [LOGO]


Blue Cross Blue Shield of Missouri
RightCHOICE Managed Care, Inc.
The Missouri Foundation For Health
__________, 2000


     c. Bylaws of The Missouri Foundation For Health, a Missouri nonprofit public benefit corporation, as adopted by the board of the Foundation on March 13, 2000.

     d. Form of Articles of Incorporation of New BCBSMo attached as Exhibit C to the Plan.

     e. Certificate of Incorporation of New RIT filed with the Secretary of State of Delaware on March 14, 2000.

     f. Bylaws of New RIT as adopted by the Board of New RIT on March 14, 2000.

     g.   The Plan.

     h. Assumption Reinsurance Agreement between BCBSMo and HALIC dated March 14, 2000.

     i. List of Policy Types attached as Exhibit A to the Assumption Reinsurance Agreement.

     j. Form of Novation Agreement attached as Exhibit B to the Assumption Reinsurance Agreement.

     k. Form of Plan Participation Agreement - BCBSMo attached as Exhibit C to the Assumption Reinsurance Agreement.

     l. Form of Plan Participation Agreement - HALIC attached as Exhibit D to the Assumption Reinsurance Agreement.

     m. Form of Policyholder Notice attached as Exhibit E to the Assumption Reinsurance Agreement.

     n. Form of Certificate of Assumption attached as Exhibit F to the Assumption Reinsurance Agreement.

     o. Form of Assignment and Assumption Agreement attached as Exhibit G to the Assumption Reinsurance Agreement.

     p.   Form of Bylaws of New BCBSMo attached as Exhibit D to the Plan.

     q.   Intercompany Liabilities attached as Exhibit E to the Plan.

                                                                            (13)

PRICEWATERHOUSECOOPERS [LOGO]


Blue Cross Blue Shield of Missouri
RightCHOICE Managed Care, Inc.
The Missouri Foundation For Health
__________, 2000


     r. Form of Foundation Reincorporation Merger Resolution for New RIT attached as Exhibit H to the Plan.

     s. Form of Foundation Reincorporation Merger Resolution for New BCBSMo attached as Exhibit H to the Plan.

     t. Form of Foundation RIT/New RIT Merger Resolution attached as Exhibit I to the Plan.

     u. Form of Registration Rights Agreement by and between New RIT and the Foundation attached as Exhibit J to the Plan.

     v. Form of Indemnification Agreement by and between New RIT and the Foundation attached as Exhibit K to the Plan.

     w. Form of Voting Trust and Divestiture Agreement by and among New RIT, the Foundation, and a to be named trustee, attached as Exhibit L to the Plan.

     x. The Registration Statement on Form S-4 of New RIT (which includes the proxy statement of RIT and prospectus of New RIT) filed with the Securities and Exchange Commission on ________, 2000.

PwC has assumed (without independent verification) that all signatures on all documents presented to it are genuine, that all documents submitted to it as originals are accurate originals thereof, that all information submitted to it was accurate and complete, and that all persons executing and delivering originals or copies of documents examined by it were competent to execute and deliver such documents.

     5. PwC is expressing its opinions only as to the matters expressly set forth in Section II. No opinion should be inferred as to any other matters. Specifically, no opinion is offered about the tax treatment of the Payment for Public Purpose pursuant to which BCBSMo will pay to the Foundation the amount of $12,780,000 in partial satisfaction of claims by various parties, the $175,000 payment by New RIT in partial satisfaction of any obligation of BCBSMo resulting from the Charter Conversion Transaction, or the $50,000 payment by BCBSMo to the Foundation for the reimbursement of Foundation nominating committee expenses. Also, no opinion is expressed as to the tax consequences of any of the transactions under any United States state or local tax law, or any non-United States tax law.

                                                                            (14)

PRICEWATERHOUSECOOPERS [LOGO]


Blue Cross Blue Shield of Missouri
RightCHOICE Managed Care, Inc.
The Missouri Foundation For Health
__________, 2000


     6. Any inaccuracy in, or breach of, any of the aforementioned statements, representations, and assumptions, could adversely affect our opinion. No ruling has been (or will be) sought from the IRS by BCBSMo, New BCBSMo, RIT, New RIT, the Foundation, HALIC or any of their affiliates as to the United States federal income tax consequences of any aspect of the Plan, except BCBSMo has sought a ruling from the IRS regarding (i) whether the Transfer and Assumption Transaction qualifies as a tax-free transaction, and (ii) whether the Charter Conversion Transaction qualifies as a reorganization defined under Section 368(a).

PwC hereby consents to the filing of this Tax Opinion Letter as an exhibit to the Registration Statement and to the reference to this Tax Opinion Letter in the Prospectus/Proxy Statement that forms a part of the Registration Statement.

                                        Very truly yours,



Enclosures

                                                                            (15)

                                   EXHIBIT A

                            [BCBSMo/RIT Letterhead]



__________, 2000


PricewaterhouseCoopers LLP
800 Market Street
18/th/ Floor
St. Louis, MO 63101

Re:  BCBSMo Settlement Agreement and Plan of Reorganization


You have been requested to render opinions regarding certain material United States federal income tax consequences of a series of transactions (the "Reorganization") that will be consummated pursuant to the Amended and Restated Settlement Agreement dated January 6, 2000, (the "Settlement Agreement"), by and among, the Attorney General of the State of Missouri, The Missouri Department of Insurance, Blue Cross and Blue Shield of Missouri, a Missouri nonprofit public benefit corporation ("BCBSMo") and RightCHOICE Managed Care, Inc., a Missouri corporation ("RIT"), and the Agreement and Plan of Reorganization (the "Plan") dated as of March 14, 2000, signed in connection with the Settlement Agreement by and among BCBSMo, RIT, The Missouri Foundation For Health, a Missouri nonprofit public benefit corporation (the "Foundation"), and RightCHOICE Managed Care, Inc., a Delaware corporation ("New RIT").

In connection with the Reorganization, and recognizing that you will rely upon this certificate and a certificate issued by the Foundation in rendering your opinions, each of the undersigned, officers of BCBSMo and RIT, respectively, after due inquiry and investigation, hereby certify the following representations as of the date hereof and as of the Closing. We understand that you will reaffirm your opinions at the time of the Closing and that, in connection with such reaffirmation, you will require that we reaffirm this certification as of that time.

Unless otherwise noted, all capitalized terms have the meanings set forth in the Settlement Agreement and Plan.

General representations:
-----------------------

                                                                             (1)

1. The facts relating to the Reorganization as described in the Plan and the draft of the tax opinion letter dated __________, 2000, are true and correct in all material respects, and, insofar as such facts pertain to BCBSMo, New BCBSMo, or RIT, the undersigned has no reason to believe that such facts are not true and correct in all material respects.

2.   The Reorganization is being undertaken for the following business reasons:
     (a) to resolve the litigation with the Missouri Attorney General and the Missouri Department of Insurance, and (b) to enhance shareholder value by
     (i) combining the business operations of RIT and BCBSMo, (ii) maintaining and stabilizing the license agreements with the Blue Cross and Blue Shield Association for the use of the Blue Cross and Blue Shield names and service marks; (iii) creating efficiencies by eliminating duplicative expenses;
     (iv) improving the public image of the resulting company by establishing a large public benefit foundation; and (v) improving relations with Missouri regulatory officials by resolving the litigation.

3. Upon completion of the Closing, none of BCBSMo, New BCBSMo, or New RIT will have entered into negotiations to sell or otherwise transfer the New RIT stock issued to the Foundation.

4. The Transfer and Assumption Transaction, the Charter Conversion Transaction, the Reincorporation Merger Transaction, and the RIT/New RIT Merger Transaction are all being undertaken pursuant to the Settlement Agreement.

Representations related to the Charter Conversion Transaction:
-------------------------------------------------------------

1. New BCBSMo will pay its own expenses in connection with the Charter Conversion Transaction and will not pay the expenses of any other person incurred in connection with the Charter Conversion Transaction.

2. The fair market value of the New BCBSMo stock issued by New BCBSMo to the Foundation in the Charter Conversion Transaction in exchange for the deemed ownership interest of the Foundation in BCBSMo approximately equals the fair market value of the deemed ownership interest of the Foundation in BCBSMo surrendered in exchange therefor.

3. At the Charter Conversion Effective Time, New BCBSMo will not be under the jurisdiction of a court in a Title 11 or similar case within the meaning of
     Section 368(a)(3)(A) of the Code./1/

4. At the Charter Conversion Effective Time, neither New BCBSMo, HALIC, nor RIT will have a plan to redeem or otherwise acquire any of the stock issued in the proposed Charter Conversion Transaction.

_________________
/1/ All Section references are to the Internal Revenue Code of 1986, as amended.

                                                                             (2)

5. At the Charter Conversion Effective Time, New BCBSMo will not have outstanding any stock options, warrants, convertible securities or any other right that is convertible into any class of stock or securities of New BCBSMo.

6. After the Charter Conversion Effective Time, New BCBSMo and its affiliated subsidiaries will continue to conduct the business operations that BCBSMo and its affiliated subsidiaries conducted immediately prior to the Charter Conversion Effective Time.

7. The Charter Conversion Transaction will not result in the issuance of any fractional share interests in New BCBSMo.

8. The Charter Conversion Transaction is not part of a plan to periodically increase the proportionate interest of any person or deemed shareholder in the assets or earnings and profits of BCBSMo.

9. The Foundation will not receive any property other than New BCBSMo common stock in the Charter Conversion Transaction.

10. Immediately after the Charter Conversion Transaction and prior to the Reincorporation Merger Transaction, New BCBSMo will continue to own substantially all of the assets that were held by BCBSMo immediately prior to the Charter Conversion Transaction.

11. None of BCBSMo, New BCBSMo, New RIT, or RIT will take any position (or cause any affiliate to take any position) in or with respect to any U.S. federal, state, local or non-U.S. tax return, that is inconsistent with the treatment of the Charter Conversion Transaction as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state, local or non-U.S. tax law.

Representations related to the Reincorporation Merger Transaction:
-----------------------------------------------------------------

1. New RIT is a new corporation with no activity, assets or liabilities other than those activities, assets and liabilities necessary to effectuate the Reorganization.

2. The adjusted basis and the fair market value of the assets to be transferred by New BCBSMo to New RIT in the Reincorporation Merger Transaction will, in each instance, be equal to or exceed the sum of the liabilities to be assumed by New RIT in the Reincorporation Merger Transaction plus any liabilities to which the transferred assets are subject.

3. The liabilities of New BCBSMo to be assumed by New RIT in the Reincorporation Merger Transaction were incurred in the ordinary course of business.

                                                                             (3)

4. In the Reincorporation Merger Transaction, the fair market value of the New RIT stock to be received, or deemed received, by the Foundation will be approximately equal to the fair market value of the New BCBSMo stock surrendered in exchange therefor.

5. New BCBSMo will not redeem any of its stock, nor will it pay a dividend with respect to its stock, prior to the Reincorporation Merger Transaction.

6. Neither New RIT nor any affiliated subsidiary has any plan or intention to redeem or otherwise reacquire any of the New RIT stock to be issued in the Reincorporation Merger Transaction.

7. New RIT has no plan or intention to sell or otherwise dispose of any of the assets of New BCBSMo to be acquired by it in the Reincorporation Merger Transaction except for dispositions made in the ordinary course of business.

8. Following the Reincorporation Merger Transaction, New RIT will continue in a substantially unchanged manner the business conducted by New BCBSMo immediately prior to the Reincorporation Merger Transaction.

9. Immediately following consummation of the Reincorporation Merger Transaction, New RIT will possess the same assets and liabilities (except for assets used to pay expenses incurred by New RIT in connection with the Reincorporation Merger Transaction) as those possessed by New BCBSMo immediately prior to the Reincorporation Merger Transaction. Assets used to pay expenses will constitute less than one percent of the net assets of New BCBSMo.

10. Immediately following consummation of the Reincorporation Merger Transaction, the Foundation will own all of the outstanding New RIT stock and will own such stock solely by reason of its ownership of New BCBSMo stock and New RIT stock immediately prior to the transaction.

11. The New RIT shares to be issued to the Foundation in the Reincorporation Merger Transaction are being issued to the Foundation solely in its capacity as a shareholder of New BCBSMo and not in any other capacity.

12. Immediately following the Reincorporation Merger Transaction, New RIT will have no outstanding warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock in New RIT, other than stock issued in connection with the RIT/New RIT Merger Transaction.

13. In the Reincorporation Merger Transaction, New RIT has no plan to issue any warrants, options, convertible stock, or other instrument to acquire new RIT stock.

                                                                             (4)

14. New BCBSMo and New RIT each will pay their own expenses, if any, incurred in connection with the Reincorporation Merger Transaction and will not pay the expenses of any other person incurred in connection with the Reincorporation Merger Transaction.

15. No two parties to the Reincorporation Merger Transaction are investment companies as defined by Section 368(a)(2)(F)(iii) and (iv) of the Code.

16. At the time of the Reincorporation Merger Transaction, New BCBSMo will not be under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

17. None of BCBSMo, New BCBSMo, New RIT, or RIT will take any position (or cause any affiliate to take any position) in or with respect to any U.S. federal, state, local or non-U.S. tax return, that is inconsistent with the treatment of the Reincorporation Merger Transaction as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state, local or non-U.S. tax law.

Representations related to the RIT/New RIT Merger Transaction:
-------------------------------------------------------------

1. The outstanding RIT stock is held immediately prior to the RIT/New RIT Merger Transaction only by New RIT (as the successor to BCBSMo) and public shareholders.

2. The fair market value of the assets of RIT will exceed its liabilities both at the dates of the adoption of the Plan by the shareholders of RIT and New RIT and immediately prior to the time of the merger of RIT into New RIT.

3. Following the RIT/New RIT Merger Transaction, New RIT will continue the historic business of RIT or use a significant portion of the historic business assets of RIT in a business.

4. RIT and New RIT each will pay their own expenses, if any, incurred in connection with the RIT/New RIT Merger Transaction and will not pay the expenses of any other person incurred in connection with the RIT/New RIT Merger Transaction.

5. When the RIT/New RIT Merger Transaction is approved by the shareholders of RIT, BCBSMo, and ultimately New RIT as successor by merger with New BCBSMo, will own, and will continue to own at all times until the merger of RIT into New RIT is completed, stock in RIT that (i) possesses at least 80 percent of the total voting power of the stock of RIT and (ii) has a value equal to at least 80 percent of the total value of the stock of RIT.

                                                                             (5)

6. As of the date of the adoption of the Plan by the shareholders of RIT, RIT intends to merge into New RIT and cease its separate existence.

7. Except for assets received in the Transfer and Assumption Transaction, if any, RIT has not acquired assets in any nontaxable transaction at any time within the past three years, except for acquisitions that occur in transactions that are not related to the plan of liquidation and that occurred prior to any intention to adopt the plan of liquidation.

8. No assets of RIT have been, or will be pursuant to a plan that includes the RIT/New RIT Merger Transaction, disposed of by either RIT or New RIT except for dispositions in the ordinary course of business.

9. Except for assets received in the Transfer and Assumption Transaction, if any, there is no plan or intention for the merger of RIT into New RIT pursuant to the RIT/New RIT Merger Transaction to be preceded or followed by the reincorporation in, or transfer or sale to, another corporation ("Recipient") of any of the businesses or assets of RIT, if persons holding, directly or indirectly, more than 20 percent in value of RIT stock also hold, directly or indirectly, more than 20 percent in value of the stock in Recipient. For purposes of this representation, ownership is determined by application of the constructive ownership rule of Section 318(a) as modified by Section 304(c)(3).

10. Prior to adoption by the shareholders of RIT of the Plan, no assets of RIT will have been distributed in kind, transferred, or sold to New RIT, except for transactions occurring in the normal course of business.

11. The fair market value of the assets of RIT exceed its liabilities both at the date the Plan was adopted by the shareholders of RIT and immediately prior to the time of the merger of RIT into New RIT.

12. Other than intercompany accounts that arose in the ordinary course of business, there is no intercorporate debt existing between New RIT and RIT and none has been canceled, forgiven, or discounted.

13. The stock to be issued to each holder of RIT stock in the RIT/New RIT Merger Transaction is intended to represent fair consideration for the RIT stock surrendered in exchange therefor, and it is anticipated that the fair market value of the New RIT stock received by such holders will approximately equal the fair market value of the RIT stock surrendered therefor.

14. The exchange ratios in the RIT/New RIT Merger were agreed to as part of the Settlement Agreement and were reached after arm's length negotiations between the Attorney General of the State of Missouri, the Missouri Department of Insurance, BCBSMo and RIT.

                                                                             (6)

15. The New RIT shares to be issued in connection with the RIT/New RIT Merger are being issued to persons solely in their capacity as shareholders and not in any other capacity (including as an employee), and are being issued solely in exchange for their stock in RIT and not as consideration for any other purpose (including compensation for services rendered or to be rendered or in exchange for a favorable vote on any aspect of the transactions, or for any other services, property, or right).

16. All other material transactions undertaken contemporaneously with, in anticipation of, in conjunction with, or in any way related to, the RIT/New RIT Merger Transaction have been fully disclosed to PricewaterhouseCoopers L.L.P.

17. No shares of RIT stock were redeemed or reacquired by RIT prior to and in anticipation of the adoption of the Plan.

18. Neither, New RIT nor any affiliate of New RIT has any plan or intention to reacquire any of the New RIT shares issued in connection with the RIT/New RIT Merger Transaction.

19. The RIT/New RIT Merger Transaction will be effected pursuant to the corporation laws of the states of Missouri and Delaware.

20. Shareholders of RIT will have adopted the Plan which is intended to constitute a plan of liquidation within the meaning of Section 332(b)(2) of the Code.

21. RIT is not exempt from tax under Section 501 or any other provision of the Code.

22. The shareholders of RIT as a group have never previously adopted, either formally or informally, a plan of complete liquidation other than the Plan adopted by the shareholders of RIT at the special meeting of the shareholders to approve the RIT/New RIT Merger Transaction.

23. At the time RIT was formed, there was no plan or intention to effect the liquidation of RIT.

24. None of BCBSMo, New BCBSMo, New RIT, or RIT will take any position (or cause any affiliate to take any position) in or with respect to any U.S. federal, state, local or non-U.S. tax return, that is inconsistent with the treatment of the RIT/New RIT Merger Transaction as a liquidation under
     Section 332 of the Code or a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state, local or non-U.S. tax law.

The above representations are accurate as of the date hereof.

                                        Blue Cross Blue Shield of Missouri

                                                                             (7)

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                             RightCHOICE Managed Care, Inc.

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                                                             (8)

                                   EXHIBIT B

                            [Foundation Letterhead]



___________, 2000


PricewaterhouseCoopers LLP
800 Market Street
18/th/ Floor
St. Louis, MO 63101

Re:  BCBSMo Settlement Agreement and Plan of Reorganization


You have been requested to render opinions regarding certain material United States federal income tax consequences of a series of transactions (the "Reorganization") that will be consummated pursuant to the Amended and Restated Settlement Agreement dated January 6, 2000, (the "Settlement Agreement"), by and among, the Attorney General of the State of Missouri, The Missouri Department of Insurance, Blue Cross and Blue Shield of Missouri, a Missouri nonprofit public benefit corporation ("BCBSMo") and RightCHOICE Managed Care, Inc., a Missouri corporation ("RIT"), and the Agreement and Plan of Reorganization (the "Plan") dated as of March 14, 2000, signed in connection with the Settlement Agreement by and among BCBSMo, RIT, The Missouri Foundation For Health, a Missouri nonprofit public benefit corporation (the "Foundation"), and RightCHOICE Managed Care, Inc., a Delaware corporation ("New RIT").

In connection with the Reorganization, and recognizing that you will rely upon this certificate and a certificate issued by BCBSMo and RIT in rendering your opinions, the undersigned officers of the Foundation, respectively, after due inquiry and investigation, hereby certify the following representations as of the date hereof and as of the Closing. We understand that you will reaffirm your opinions at the time of the Closing and that, in connection with such reaffirmation, you will require that we reaffirm this certification as of that time.

Unless otherwise noted, all capitalized terms have the meanings set forth in the Settlement Agreement and Plan.

General representations:
-----------------------

                                                                             (1)

1. The facts relating to the Reorganization, which facts are described in the Plan and the draft of the opinion letter dated April __, 2000, are true and correct in all material respects, and, insofar as such facts pertain to the Foundation, the undersigned has no reason to believe that such facts are not true and correct in all material respects.

2. The Foundation will not be under a binding commitment to sell or otherwise transfer the New RIT stock, except pursuant to the Voting Trust and Divestiture Agreement.

3. The Reorganization is being undertaken for valid business reasons other than the avoidance of federal tax.

4. Upon completion of the Closing, the Foundation will not have entered into negotiations to sell or otherwise transfer the New RIT stock issued to the Foundation.

5. The Transfer and Assumption Transaction, the Charter Conversion Transaction, the Reincorporation Merger Transaction, and the RIT/New RIT Merger Transaction are all being undertaken pursuant to the Settlement Agreement.

Representations related to the Charter Conversion Transaction:
-------------------------------------------------------------

1. The Foundation will pay its own expenses in connection with the Charter Conversion Transaction and will not pay the expenses of any other person incurred in connection with the Charter Conversion Transaction.

2. The fair market value of the New BCBSMo stock received by the Foundation in the Charter Conversion Transaction in exchange for the deemed ownership interest of the Foundation in BCBSMo approximately equals the fair market value of the deemed ownership interest of the Foundation in BCBSMo surrendered in exchange therefor.

3. At the Charter Conversion Effective Time, the Foundation will have received from the Internal Revenue Service a determination that it is a tax exempt entity under Section 501(c)(4)./1/

4. The Foundation is established to serve the needs of the underinsured and uninsured Missourians in the BCBSMo service area and is a public benefit corporation.

5. The Foundation will not receive any property other than New BCBSMo common stock in the Charter Conversion Transaction.

6. The Foundation will not take any position (or cause any affiliate to take any position) in or with respect to any U.S. federal, state, local or non-U.S. tax return, that is inconsistent with

_________________
/1/ All Section references are to the Internal Revenue Code of 1986, as amended.

                                                                             (2)
     the treatment of the Charter Conversion Transaction as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state, local or non-U.S. tax law.

Representations related to the Reincorporation Merger Transaction:
-----------------------------------------------------------------

1. In the Reincorporation Merger Transaction, the fair market value of the New RIT stock to be received, or deemed received, by the Foundation will be approximately equal to the fair market value of the New BCBSMo stock surrendered in exchange therefor.

2. Immediately following consummation of the Reincorporation Merger Transaction, the Foundation will own all of the outstanding New RIT stock and will own such stock solely by reason of its ownership of New BCBSMo stock immediately prior to the transaction.

3. The Foundation will pay its own expenses, if any, incurred in connection with the Reincorporation Merger Transaction and will not pay the expenses of any other person incurred in connection with the Reincorporation Merger Transaction.

4. The New RIT shares to be issued to the Foundation in the Reincorporation Merger Transaction are being issued to the Foundation solely in its capacity as a shareholder of New BCBSMo and New RIT and not in any other capacity.

5. The Foundation will not take any position (or cause any affiliate to take any position) in or with respect to any U.S. federal, state, local or non-U.S. tax return, that is inconsistent with the treatment of the Reincorporation Merger Transaction as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state, local or non-U.S. tax law.

Representations related to the RIT/New RIT Merger Transaction:
-------------------------------------------------------------

1. In the RIT/New RIT Merger Transaction, the Foundation will receive stock in New RIT that is approximately equal to the value of the New BCBSMo stock received by the Foundation in the Charter Conversion Transaction.

2. The Foundation does not intend to transfer any property or other consideration to the public shareholders of RIT in the RIT/New RIT Merger Transaction.

3. The Foundation has no current plan or intention to sell the New RIT stock to New RIT, or any corporation related to New RIT.

4. The Foundation will pay its own expenses, if any, in connection with the RIT/New RIT Merger Transaction and will not pay the expenses of any other person incurred in connection

                                                                             (3)
     with the RIT/New RIT Merger Transaction.

5. The Foundation will not take any position (or cause any affiliate to take any position) in or with respect to any U.S. federal, state, local or non-U.S. tax return, that is inconsistent with the treatment of the RIT/New RIT Merger Transaction as a liquidation under Section 332 of the Code or a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state, local or non-U.S. tax law.

The above representations are accurate as of the date hereof.

                                          The Missouri Foundation For Health

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                                                             (4)